                              March 9, 2000
VIA OVERNIGHT MAIL
----------------------------------
Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549
                           Landstar System, Inc.
                         Preliminary Proxy Materials
                         ----------------------------
Dear Sir or Madam:

      On behalf of Landstar System, Inc. (the "Corporation"), I enclose Herewith for electronic filing pursuant to Rule 14a-5(a) under the Securities Exchange Act of 1934, as amended (the "1934 Act"), a preliminary copy of each of the Notice of Annual Meeting of Shareholders, Proxy Statement, Forms of Proxy Cards and certain related materials in connection with the annual meeting of the shareholders of the Corporation to be held on May 16, 2000 (the "Annual Meeting").
      At the Annual Meeting, the shareholders of the Corporation will be asked
(i) to elect two nominees to the Board of Directors, (ii) to approve an amendment of the Certificate of Incorporation of the Corporation to increase the number of authorized shares of Common Stock to 50,000,000, and the number of authorized shares of Preferred Stock to 5,000,000; (iii) to approve an amendment to the Landstar System, Inc. 1994 Directors Stock Option Plan of the Corporation (as amended, the "Option Plan") and (iv) to ratify appointment of KPMG LLP as independent auditors for the Company. (Please note that a copy of the Option Plan is attached to the Proxy Statement as Appendix A and the Amendment to the Option Plan as Appendix B).
     The Corporation proposes to release the enclosed proxy materials for final printing no later than March 20, 2000, so that definitive copies of the enclosed proxy materials can be mailed to the Corporation's shareholders on or about March 24, 2000.
     Please telephone me collect at (904)390-1226, if I may be of any assistance in answering any questions which may arise in connection with your review of the Proxy Statement and related materials. Should you have any written comments thereto, please fax the comment letter to me at (904)390-1239.

                                     Very truly yours,



                                     Michael L. Harvey

MLH:caw

Enclosures

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [x]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[x]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                            Landstar System, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]  No filing fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

       ---------------------------------------------------------

                                         LANDSTAR SYSTEM, INC.
                                    13410 Sutton Park Drive South
                                    Jacksonville, Florida  32224


                                NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                      To Be Held May 16, 2000

Notice is hereby given that the 2000 Annual Meeting of Shareholders of Landstar System, Inc., a Delaware corporation (the "Company"), will be held at the Ponte Vedra Inn, Ponte Vedra Beach, Florida 32082, on Tuesday, May 16, 2000, at 10:00 a.m., local time, for the following purposes:

(1) To elect two Class I Directors for terms to expire at the 2003 Annual Meeting of Shareholders;

(2) To ratify the appointment of KPMG LLP as the Company's independent auditors for fiscal year 2000;

(3) To consider approval of an increase in the number of shares available for distribution from the Company's 1994 Directors Stock Option Plan;

(4) To consider approval of an amendment to Article IV of the Certificate of Incorporation to increase the authorized capital stock of the Company; and

(5) To transact such other business as may properly come before the meeting or any adjournment thereof.

Only shareholders of record at the close of business on March 20, 2000 will be entitled to notice of and to vote at the meeting. A list of shareholders eligible to vote at the meeting will be available for inspection at the meeting at the Ponte Vedra Inn at the address set forth above and during business hours from May 6, 2000 to the date of the meeting at the Company's corporate headquarters at the address set forth above.

All shareholders are cordially invited to attend the meeting in person. Whether you expect to attend the Annual Meeting or not, your proxy vote is very important. TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO ADDITIONAL POSTAGE IF MAILED IN THE UNITED STATED OR CANADA.

                                        By Order of the Board of Directors



                                        MICHAEL L. HARVEY
                                        Vice President,
                                        General Counsel,
                                        and Secretary

Jacksonville, Florida
March 24, 2000

                  IT IS IMPORTANT THAT THE ENCLOSED PROXY CARD BE COMPLETED
                                    AND RETURNED PROMPTLY
                  =========================================================

                                        LANDSTAR SYSTEM, INC.

                                          PROXY STATEMENT


March 24, 2000

                                       INTRODUCTION

This Proxy Statement is furnished to the shareholders of Landstar System, Inc. (the "Company") in connection with the solicitation of proxies on behalf of the Board of Directors of the Company (the "Board") to be voted at the Annual Meeting of Shareholders to be held on Tuesday, May 16, 2000
(the "2000 Annual Meeting"). The 1999 Annual Report to Shareholders (which does not form a part of the proxy solicitation material), including the financial statements of the Company for fiscal year 1999, is enclosed herewith. The mailing address of the principal executive offices of the Company is 13410 Sutton Park Drive South, Jacksonville, Florida 32224. This Proxy Statement, accompanying form of proxy, Notice of Meeting and 1999 Annual Report are being mailed to the shareholders of the Company on or about March 24, 2000.

                                       RECORD DATE

The Board has fixed the close of business on March 20, 2000 as the record date for the 2000 Annual Meeting. Only shareholders of record on that date will be entitled to vote at the meeting in person or by proxy.

                                        PROXIES

Shares cannot be voted at the meeting unless the owner thereof is present in person or by proxy. The proxies named on the enclosed proxy card were appointed by the Board to vote the shares represented by the proxy card. If a shareholder does not return a signed proxy card, his or her shares cannot be voted by proxy. Shareholders are urged to mark the boxes on the proxy card to show how their shares are to be voted. All properly executed and unrevoked proxies in the accompanying form that are received in time for the meeting will be voted at the meeting or any adjournment thereof in accordance with any specification thereon, or if no specification is made, will be voted "FOR" the election of the named nominees, ratification of KPMG LLP as independent auditors for the Company, approval of an increase in shares available for distribution under the 1994 Directors Stock Option Plan, and approval of the amendment to the Articles of Incorporation to increase the authorized capital stock of the Company in each case as set forth in this Notice of 2000 Annual Meeting. The proxy card also confers discretionary authority on the proxies to vote on any other matter not presently known to management that may properly come before the 2000 Annual Meeting.

Any proxy delivered pursuant to this solicitation is revocable at the option of the person(s) executing the same (i) upon receipt by the Company before the proxy is voted of a duly executed proxy bearing a later date, (ii) by written notice of revocation to the Secretary of the Company received before the proxy is voted, or (iii) by such person(s) voting in person at the 2000 Annual Meeting.

The Board has selected ChaseMellon Shareholder Services, L.L.C. as
Inspectors of Election (the "Inspectors") pursuant to the Company's Bylaws, as amended. The Inspectors shall ascertain the number of shares outstanding, determine the number of shares represented at the 2000 Annual Meeting by proxy or in person and count all votes and ballots. Each shareholder shall be entitled to one vote for each share of Common Stock (as defined hereafter) and such votes may be cast either in person or by written proxy.

                                       VOTING SECURITIES

The Company has only one class of voting securities, its common stock, par value $.01 per share (the "Common Stock") outstanding. On March 20, 2000, 9,071,333 shares of Common Stock were outstanding. At the 2000 Annual
Meeting, each shareholder of record at the close of business on March 20, 2000 will be entitled to one vote for each share of Common Stock owned on that date as to each matter properly presented to the 2000 Annual Meeting. The holders of a majority of the total number of the issued and outstanding shares of Common Stock shall constitute a quorum for purposes of the 2000 Annual Meeting.

                                    ELECTION OF DIRECTORS

The Board is divided into three classes, with Directors in each class serving staggered three-year terms. At each annual meeting of shareholders, the terms of Directors in one of the three classes expire. At that annual meeting of shareholders, Directors are elected in a class to succeed the Directors whose terms expire, with the terms of the Directors so elected to expire at the third annual meeting of shareholders thereafter. Pursuant to the Company's Bylaws, new Directors elected by the remaining Board members to fill a vacancy on the Board shall hold office for a term expiring at the annual meeting of shareholders at which the term of office of the class of which they have been elected expires and until such Director's successors shall have been duly elected and qualified. There are seven members of the Board of Directors; two Class I Directors to be elected at the 2000 Annual Meeting of Shareholders (whose members' terms will expire at the 2003 Annual Meeting of Shareholders), two Class II Directors whose terms will expire at the 2001 Annual Meeting of Shareholders, and three Class III Directors whose terms will expire at the 2002 Annual Meeting of Shareholders.

It is intended that the shares represented by the accompanying form of proxy will be voted at the 2000 Annual Meeting for the election of nominees Ronald W. Drucker and Henry H. Gerkens as the Directors comprising Class I whose members' terms will expire at the 2003 Annual Meeting of Shareholders, unless the proxy specifies otherwise. Each nominee has indicated his or her willingness to serve as a member of the Board, if elected.

If, for any reason not presently known, Ronald W. Drucker or Henry H. Gerkens are not available for election at the time of the 2000 Annual Meeting, the shares represented by the accompanying form of proxy may be voted for the election in his/their stead of substitute nominee(s) designated by the Board or a committee thereof, unless the proxy withholds authority to vote for all nominees.

Assuming the presence of a quorum, to be elected, a nominee must receive the affirmative vote of the holders of a majority of the Common Stock, present, in person or by proxy, at the 2000 Annual Meeting. Abstentions from voting and broker non-votes will have no effect on the outcome of this proposal.

John B. Bowron has chosen not to stand for re-election as a Director at the 2000 Annual Meeting of Shareholders.

                       THE BOARD RECOMMENDS A VOTE FOR THIS PROPOSAL

                            DIRECTORS OF THE COMPANY

The following information describes the principal occupation or employment, other affiliations and business experience of each nominee named above and to the other persons whose terms as Directors will continue after the 2000 Annual Meeting.

            Name         Age                 Business Experience
            ----         ---                 -------------------
CLASS I - Nominees for election to serve as Directors until 2003 Annual Meeting

Ronald W. Drucker        58        Mr. Drucker has been a Director of the Company and Landstar
                                   System Holdings, Inc. (a wholly-owned subsidiary of the
                                   Company) ("LSHI")  since April 1994.   Mr. Drucker is a
                                   consultant and he serves as the Chairman of the National
                                   Defense Transportation Association  ("NDTA") Business
                                   Practices Committee.  He also served as Chairman of the Board of Encompass, a global logistics information joint venture of
                                   AMR and CSX Corporations from 1989 through 1997.  Between
                                   1966 and 1992, Mr. Drucker served with CSX predecessor
                                   companies in various capacities.  He is a member of the
                                   American Railway Engineering Association and the American
                                   Society of Civil Engineers and serves as a member of the
                                   Boards of Directors of SunTrust Bank-North Florida, N.A.,
                                   Railworks, Inc., The Cooper Union for the Advancement of
                                   Science and Art, Jacksonville University and The New World
                                   Symphony.

Henry H. Gerkens         49        Mr. Gerkens has been Executive Vice President and Chief
                                   Financial Officer of the Company and LSHI since November 1994.
                                   He served as Vice President and Chief Financial Officer of the
                                   Company from January 1993 to November 1994 and held the same positions at LSHI from August 1988 to November 1994. He is also an officer of each of the subsidiaries (the
                                   "Subsidiaries") of LSHI:  namely, Landstar Gemini, Inc. (a wholly-owned subsidiary of LSHI) ("Landstar Gemini"), Landstar
                                   Inway, Inc. (a wholly-owned subsidiary of LSHI) ("Landstar
                                   Inway"), Landstar Ligon, Inc. (a wholly-owned subsidiary of
                                   LSHI) ("Landstar Ligon"), Landstar Contractor Financing, Inc.
                                   (a wholly-owned subsidiary of LSHI) ("LCFI"), Risk Management
                                   Claim Services, Inc., (a wholly-owned subsidiary of LSHI)
                                   ("RMCS"), Landstar Ranger, Inc. (a wholly-owned subsidiary of
                                   LSHI) ("Landstar Ranger"), Signature Technology Services, Inc.
                                   (a wholly-owned subsidiary of LSHI) ("STSI"), Landstar
                                   Corporate Services, Inc. (an indirect wholly-owned subsidiary of LSHI) ("LCSI"), Landstar Express America, Inc. (a wholly-
                                   owned subsidiary of LSHI) ("Landstar Express America"),
                                   Landstar Logistics, Inc. (a wholly-owned subsidiary of LSHI)
                                   ("Landstar Logistics") and has also been Vice President of
                                   Signature Insurance Company ("Signature"), (a wholly-owned subsidiary of LSHI) since February 1997.

                              DIRECTORS OF THE COMPANY (continued)

            Name         Age                 Business Experience
            ----         ---                 -------------------
CLASS II - Directors whose terms expire at 2001 Annual Meeting

Merritt J. Mott         54         Mr. Mott has been a Director of the Company and LSHI since
                                   August 1994. He is the Owner and Chief Executive Officer of
                                   Rockford Sanitary Systems, Inc.  He has been President and Co-
                                   Founder of T & M Fabricating, Inc. since 1993. From 1980
                                   through 1996 he served in various capacities at Mott Bros.
                                   Company including Chief Financial Officer, Executive Vice
                                   President and Director.  Mr. Mott was a Director of Rockford
                                   Health Plans from 1994 through 1997 and has been a trustee of the William Howard Trust since 1984.

William S. Elston        59        Mr. Elston has been a Director of the Company and LSHI since
                                   February 1998.  He was President and CEO of Clean Shower, L.P.
                                   from November 1998 to December 1999.  He served as Managing
                                   Director/Executive Vice President of DHR, International, an
                                   executive recruiting firm, from February 1995 to November
                                   1998.  He was Executive Vice President, Operations, of
                                   Steelcase, Inc., from April 1994 to January 1995. Mr. Elston was President and Chief Executive Officer of GATX Logistics,
                                   Inc. from 1990 through March 1994.  He has been a member of the Board of Directors of Southern Petroleum Systems since
                                   January 1998.

Diana M. Murphy          43        Ms. Murphy has been a Director of the Company and LSHI since
                                   February 1998 and has been a Partner in the investment firm of
                                   Chartwell Capital Management Company since 1997.  Ms. Murphy was an associate with Chartwell Capital and served as interim
                                   President for one of Chartwell's portfolio companies,
                                   Strategic Media Research, Inc. in 1996.  She was Senior Vice
                                   President for The Baltimore Sun, a division of Times Mirror
                                   Corporation from 1992 to 1995.  Ms. Murphy is also a member of the Boards of Strategic Media Research, Inc. and Sandbox.com.

CLASS III - Directors whose term expire at 2002 Annual Meeting

David G. Bannister       44        Mr. Bannister has been a Director of the Company since April
                                   1991 and a Director of LSHI since October 1988.  Mr. Bannister is a Managing Director of Grotech Capital Group, a private equity and venture capital firm. Prior to joining Grotech in
                                   May 1998, Mr. Bannister was a Managing Director at BT Alex.
                                   Brown Incorporated. Mr. Bannister also serves on the Boards of
                                   Directors of Allied Holdings, Inc., Nationtax Online, Inc.,
                                   homebytes.com incorporated and Simondelivers.com, Inc.

                              DIRECTORS OF THE COMPANY (continued)
            Name         Age                 Business Experience
            ----         ---                 -------------------

Jeffrey C. Crowe         53        Mr. Crowe has been Chairman of the Board, President and Chief
                                   Executive Officer of the Company since April 1991.  He has been President and Chief Executive Officer of LSHI since June
                                   1989 and Chairman of the Board of LSHI since March 1991.  Mr.
                                   Crowe has been President of  Signature since February 1997.
                                   Mr. Crowe served in a number of capacities at the American
                                   Trucking Association, Inc. ("ATA") including Secretary and a member of the ATA Executive Committee and served as a Director of the ATA Foundation since November 1989 until his
                                   resignation from ATA in 1998.  He has also served as Chairman of the NDTA commencing October 1993.  From May 1990 to
                                   September 1993, he served as Chairman of the Surface
                                   Transportation Committee of the NDTA and also served as
                                   Chairman of the Board of Deliver, U.S.A., an affiliate of ATA, from 1990 to 1996 as well as a Vice President at large of the
                                   ATA from November 1989 to 1996. He has served as a Director of
                                   Silgan Holdings Inc. since May 1997, a Director of  National
                                   Chamber Foundation since November 1997, and a Director of
                                   U.S. Chamber of Commerce since February 1998. He has been a
                                   Director of Sun Trust Bank North-Florida, N.A., since January
                                   1999.

                  INFORMATION REGARDING BOARD OF DIRECTORS AND COMMITTEES

The business of the Company is managed under the direction of the Board. The Board meets on a regularly scheduled basis four times a year to review significant developments affecting the Company and to act on matters requiring Board approval. It also holds special meetings and acts by written consent when important matters require Board action between scheduled meetings.


Attendance at Board Meetings

During the 1999 fiscal year, the Board held four regularly scheduled meetings, two special telephonic meetings, and acted by unanimous written consent four times. During such fiscal year all Directors attended 75% or more of the combined total meetings of the Board and its respective committees during the period in which they served as Directors or committee members.


Committees of the Board

The Board has established an Audit Committee, a Compensation Committee, a Nominating Committee, a Safety Committee and a Strategic Planning Committee to devote attention to specific subjects and to assist in the discharge of its responsibilities. The functions of those committees, their current members and the number of meetings held during 1999 are described below. The Board does not have an Executive Committee.


Audit Committee

   Members:   Ronald W. Drucker, Merritt J. Mott and Diana M. Murphy

The Audit Committee recommends to the Board the appointment of the independent auditors for the Company and monitors the performance of such firm; reviews and approves the scope and results of the annual audit; and evaluates with the independent auditors the Company's annual audit and annual consolidated financial statements; reviews with management the status of internal accounting controls; and evaluates problem areas having a potential financial impact on the Company which may be brought to its attention by management, the independent auditors or the Board. In addition, the Audit Committee reviews the independent auditors' fees for services rendered to the Company. The Audit Committee held two meetings during 1999 and did not act by written consent in 1999.


Compensation Committee

   Members:   David G. Bannister, William S. Elston and Merritt J. Mott

The Compensation Committee functions include (i) reviewing and making determinations subject to review by the Board with respect to matters having to do with the compensation of senior executive officers and Directors of the Company and (ii) administering certain plans relating to the compensation of officers. The Compensation Committee held four regularly scheduled meetings and did not act by written consent during 1999.

Nominating Committee

   Members:  Jeffrey C. Crowe, David G. Bannister and Ronald W. Drucker

The Nominating Committee functions include (i) identifying persons for future nomination for election to the Board of Directors. No meetings were held in fiscal 1999 by the Nominating Committee. Stockholders who wish to submit names to the Nominating Committee for consideration should do so in writing addressed to the Nominating Committee, c/o Corporate Secretary, Landstar System, Inc., 13410 Sutton Park Drive South, Jacksonville, Florida 32224. Nominee Directors Henry H. Gerkens and Ronald W. Drucker were nominated by the Nominating Committee at a meeting on February 2, 2000.


Safety Committee

   Members:  Jeffrey C. Crowe, David G. Bannister and Diana M. Murphy

The Safety Committee functions include the development and implementation of safety goals and strategies to be implemented by the Company. The Safety Committee held two meetings during 1999 and did not act by written consent.


Strategic Planning Committee

   Members: John B. Bowron, Ronald W. Drucker, William S. Elston and Diana M. Murphy

The Strategic Planning Committee functions include the development of strategic objectives and policies and procedures to achieve the strategic objectives of
the Company.   The Strategic Planning Committee solicits the views of the Board of Directors and Senior Management and recommends strategic directions to the Board for implementation. The Strategic Planning Committee held two meetings during 1999.

                           EXECUTIVE OFFICERS OF THE COMPANY

The following table sets forth the name, age, principal occupation and business experience during the last five years of each of the current executive officers of the Company. The executive officers of the Company serve at the discretion of the Board and until their successors are duly elected and qualified. For information regarding ownership of the Common Stock by the executive officers of the Company, see "Security Ownership by Management and Others." There are no family relationships among any of the Directors and executive officers of the Company or the Subsidiaries.

          Name           Age               Business Experience
          ----           ---               -------------------
John B. Bowron           65        Mr. Bowron has been a Director of the Company since April 1991 and served as Senior Vice President of the Company from
                                   January 1993 until December 1997 at which time he became Vice
                                   President.  He also has been a Director of LSHI since October
                                   1988.  He was Chairman of the Board of Landstar Gemini from
                                   October 1990 to April 1997.  Mr. Bowron was Chairman of the
                                   Board of Landstar Ranger from April 1990 to November 1994.  He served as a Director of Montgomery Tank Lines, Inc. ("MTL")
                                   and also served on the MTL Compensation Committee from May
                                   1955 through April 1998.  Mr. Bowron has chosen not to stand for re-election as a Director at the 2000 Annual Meeting of
                                   Shareholders and will retire in May 2000.

Jeffrey C. Crowe         53        See previous description under "Directors of the Company."

Henry H. Gerkens         49        See previous description under "Directors of the Company."

Michael L. Harvey        55        Mr. Harvey has been Vice President and General Counsel of the
                                   Company since January 1993.  He has been Secretary of the
                                   Company, and Vice President, General Counsel and Secretary of
                                   LSHI since August 1992.  Mr. Harvey is also an officer of each of the Subsidiaries, except Signature.

James R. Hertwig         48        Mr. Hertwig has been Executive Vice President of the Company and LSHI and President of Landstar Logistics since October
                                   1995.  He was President of Landstar Gemini from January 1997 until December 1999.  Mr. Hertwig served as President of
                                   Carolina Freight Carriers from October 1994 to September 1995 and as Vice President of Carolina Freight Corp. from January
                                   1994 to October 1994.  From October 1994 to September 1995, he
                                   served as Chairman of the Board of Red Arrow Freight Lines.

                        EXECUTIVE OFFICERS OF THE COMPANY (continued)
          Name           Age               Business Experience
          ----           ---               -------------------
Robert C. LaRose         45        Mr. LaRose has been Vice President-Finance and Treasurer of the Company and LSHI since October 1995.  He served as Vice
                                   President and Controller of the Company from January 1993 to
                                   October 1995 and held the same positions at LSHI from March
                                   1989 to October 1995.  He is also an officer of each of the
                                   Subsidiaries.  Mr. LaRose was Assistant Treasurer of the
                                   Company from May 1991 to January 1993.

Robert C. Luminati       59        Mr. Luminati has been Vice President Chief Information Officer of the Company since January 1997.  He served as Vice
                                   President Management Information Systems from January 1993 to
                                   1997.  He held the same position at LSHI from August 1989 to
                                   January 1993.

G. Thomas Beam           57        Mr. Beam has been President of Landstar Ligon and a Vice
                                   President of LSHI since December 1999.  He served as Vice
                                   President of Finance at Landstar Ligon from June 1993 to
                                   December 1999.

Gary L. Hartter          58        Mr. Hartter has been President of Landstar Ranger since
                                   January 1998. He has also been a Vice President of LSHI since
                                   January 1998. Mr. Hartter was Vice President of LSI effective
                                   September 1997 but resigned in January 1998 to become
                                   President of Landstar Ranger.  From September 1991 to November
                                   1996 Mr. Hartter was President of Trism Specialized, Inc.

Ruth C. Day              37        Ms. Day was Vice President of Finance of Landstar Ranger from
                                   January 1996 to December 1999.  Prior to joining Landstar
                                   Ranger, Ms. Day served as the Vice President of Financial
                                   Planning for LSHI from July 1993 to December 1995.  Other
                                   positions held by Ms. Day at Landstar have included Vice
                                   President of Finance for Ligon from April 1990 to July 1993.
                                   Ms. Day has been Vice President - Administrative Services for
                                   LSI since January 2000.

                        EXECUTIVE OFFICERS OF THE COMPANY (continued)
          Name           Age               Business Experience
          ----           ---               -------------------
James R. Martin          60        Mr. Martin has been Vice President Corporate Development of the Company since October 1998.  Mr. Martin was President of
                                   Landstar Poole, Inc. (a former wholly-owned subsidiary of
                                   LSHI) from March 1997 until August 1998.  He has been a Vice
                                   President of LSHI since October 1995.  He was  President of
                                   LCSI from January 1994 until March 1997.  He was Assistant
                                   Treasurer and Secretary of Landstar Ranger from August 1995 through March 1997.  He was Vice President and Treasurer of
                                   Landstar Gemini from February 1991 through March 1997.  Mr.
                                   Martin previously served as Vice President of Finance at
                                   Landstar Ranger from December 1989 to August 1995 and Vice
                                   President of Finance at Landstar Ligon from June 1985 to
                                   December 1989.  He currently serves as President of STSI.

Jeffrey L. Pundt         49        Mr. Pundt has been President of Landstar Inway and a Vice
                                   President of LSHI since June 1996. Mr. Pundt served as
                                   Executive Vice President of Landstar Inway from September 1994 to June 1996 and as a Vice President of Landstar Inway from
                                   September 1986 to September 1994.

Ronald G. Stanley        49        Mr. Stanley has been President of Landstar Express America and a Vice President of LSHI since February 1996.  Previously he was Vice President-Marketing and Sales at Roadway Global Air.

                   COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Compensation of Directors. During 1999, Directors who were not employees of the Company received an annual Director's fee of $20,000, plus a fee of $2,000 for each board meeting attended and a fee of $1,000 for each meeting of a committee attended if the committee meeting was held on a day other than a day on which a Board meeting was held. Directors are also reimbursed for expenses incurred in connection with attending Board meetings. Pursuant to the Company's 1994 Directors Stock Option Plan, each Director who was an Eligible Director (as defined therein) on November 30, 1994 received an option to purchase 12,000 shares of the Company's Common Stock. Also, pursuant to the Company's 1994 Directors Stock Option Plan, commencing in 1996, on the first business day after each annual meeting of shareholders of the Company, each Eligible Director who was elected or re-elected as a Director at such annual meeting received an award of options (a "Term Award") to purchase an additional 12,000 shares of the Company's Common Stock.

At a regularly scheduled meeting of the Board of Directors on December 9, 1998, the Board acted to approve a recommendation of the Compensation Committee to reduce the number of shares available for a Term Award on an annual basis from 12,000 options to 9,000 options to purchase shares of the Company's Common Stock. The 1994 Directors Stock Option Plan has been amended to reflect this reduction. Accordingly, Mr. Drucker, Director Nominee and eligible for re-election at the annual meeting of shareholders, May 16, 2000 will receive 9,000 shares pursuant to the 1994 Directors Stock Option Plan as amended.
All of such options have an exercise price equal to the fair market value of the Company's Common Stock on the date of grant and are subject to vesting requirements and other terms of the Company's 1994 Directors Stock Option
Plan. Directors who are also officers of the Company do not receive any additional compensation for services as a Director or for services on committees of the Board or for meetings or attendance fees.

Compensation of Executive Officers. The following table summarizes the compensation paid to the Chief Executive Officer and each of the Company's four most highly compensated other executive officers for services rendered to the Company and its subsidiaries during the 1999, 1998 and 1997 fiscal years (collectively, the "Named Executives").

                                SUMMARY COMPENSATION TABLE
                                                                                   Long-Term
                                                                                  Compensation
                                                                                  ------------
                                                                                    No. of
                                                                                  Securities
                                                   Annual Compensation            	Underlying
                                            Annual             	    Other Annual     Options	     All Other
Name and Principal Position        Year    Salary(1)     Bonus    Compensation(2)   Granted    Compensation(3)
---------------------------        ----    ---------     -----    --------------    -------    ---------------
Jeffrey C. Crowe                    1999     $350,000  $1,220,000       $91,111      10,800	      $129,175
   Chairman of the Board,           1998      	350,000	     980,000        47,972      31,600        63,925
   President & Chief                1997      350,000     176,400       320,105           0       441,925
   Executive Officer

Henry H. Gerkens                    1999      220,000     670,000        44,759       7,500        54,333
   Executive Vice President &       1998      220,000     515,000        28,500      20,900        34,208
   Chief Financial Officer          1997      220,000      92,400       133,282           0       175,838

Robert C. LaRose                    1999      170,000     325,000        26,443       4,900        33,303
   Vice President Finance &         1998      170,000     280,000        24,920      13,700        28,891
   Treasurer                        1997      162,629      43,218       104,119           0       135,798

Robert C. Luminati                  1999      170,000     325,000        21,758       3,000        32,992
   Vice President & Chief           1998      170,000     280,000        17,924       8,800	        29,454
    Information Officer             1997      156,458      42,630        22,850           0        19,474

James R. Hertwig                    1999      180,000     235,000        13,653       4,600         8,434
   Executive Vice President &       1998      180,000     200,000         4,722      13,400         3,934
   President of Landstar Logistics  1997      170,000      57,800         3,241           0         1,234

----------------------
(1) Amounts shown include any salary deferred at the election of the Named Executive Officer under the Landstar 401(k) Savings Plan and/or the Landstar Supplemental Executive Retirement Plan.

(2) Amounts shown represent amounts reimbursed during the fiscal year for the payment of taxes on behalf of the above Named Executives.

(3) Amounts for 1999 include contributions in the amount of $6,400 which were made by the Company under the Landstar 401(k) Savings Plan on behalf of each of the Named Executives and contributions made by the Company under the Landstar Supplemental Retirement Plan on behalf of Mr. Crowe in the amount of $7,600, Mr. Gerkens in the amount of $2,400, Mr. LaRose in the amount of $400, and Mr. Hertwig in the amount of $800. Amounts for 1999 also include the dollar value
of term life insurance 	premiums paid by the Company on behalf of Messrs.
Crowe, Gerkens, LaRose, Luminati and Hertwig in the amounts of $1,425,
$1,608, $428, $2,555, and $1,234, respectively. Amounts for 1999 include $49,000, $24,500, $19,600, and $20,800 which represents principal and interest forgiven under loans extended to each of Messrs. Crowe, Gerkens, LaRose and Luminati, respectively, in connection with their relocation in 1997, and $64,750, $19,425, $6,475 and $3,237, respectively, which represents interest forgiven under loans extended in connection with the exercise of their stock options.

There were 62,600 options granted under the Company's 1993 Employee Stock Option Plan in fiscal year 1999.

The following table sets forth the number of and information about stock options granted in fiscal 1999 to each of the Named Executives of the Company.

                           NUMBER OF SECURITIES UNDERLYING OPTIONS GRANTED

CAPTION>
                 No. of Securities      % of                                       Potential Realizable Value at
                    Underlying          Total                                      Assumed Annual Rates of Stock
                     Options            Options      Exercise                      Price Appreciation for Option Term
                   Granted (1)          Granted       Price     Expiration Date        5%             10%
                 -----------------      -------      -------    ---------------    ----------------------------------
Jeffrey  C.  Crowe    10,800              17.3%      $35.734     Feb. 9, 2009       $242,708       $615,069

Henry H. Gerkens       7,500              12.0%      $35.734     Feb. 9, 2009        168,547        427,131

Robert C. LaRose       4,900               7.8%      $35.734     Feb. 9, 2009        110,117        279,059

Robert C. Luminati     3,000               4.8%      $35.734     Feb. 9, 2009         67,419        170,852

James R. Hertwig       4,600               7.3%      $35.734     Feb. 9, 2009        103,375        261,974

(1) All the options granted shall become exercisable in five equal installments on each of the first five anniversaries of the date of the respective dates of grant, provided the executive is employed by the Company on each such anniversary date.


The following table sets forth the number and value of all options exercised by the Named Executives.

                        AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

                          Shares Acquired                   Value
                          On Exercise                       Realized (1)

Robert C. Luminati           2,500                           $66,250


(1) The value realized represents the difference between the fair market value of the shares acquired on exercise as of January 7, 1999 (the exercise date) and the exercise price of the option. The fair market value was calculated based upon the last reported sales price per share of Common Stock as quoted on the National Association of Securities Dealers, Inc. National Market System ("NASDAQ") on January 7, 1999.

The following table sets forth the number and value at December 25, 1999 of all exercisable and unexercisable options held by each of the Named Executives.

                             FISCAL YEAR-END OPTION VALUES

                            Number of Securities
                                   Underlying Unexercised                  Value of Unexercised
                                        Options at                         In-the-Money Options
                                     December 25, 1999                     at December 25, 1999 (1)

                       Exercisable           Unexercisable         Exercisable      Unexercisable
                       -----------           -------------         -----------      -------------
   Jeffrey C. Crowe              38,320                 44,080             $295,672           $174,859

   Henry H. Gerkens              21,980 (2)             27,420              187,535            100,009

   Robert C. LaRose              12,140 (3)             17,460              102,373             61,821

   Robert C. Luminati             7,460 (4)             10,840               64,951             36,350

   James R. Hertwig              11,680                 19,820              125,440            105,895

(1) The value of in-the-money options represents the difference between the fair market value of the shares as of December 23, 1999 and the exercise price of the option. The fair market value was calculated based upon the last reported sales price per share of Common Stock as quoted on the NASDAQ in the Company's fiscal year ended December 25, 1999, which was December 23, 1999.

(2) Mr. Gerkens exercised 5,000 of these options on December 30, 1999.

(3) Mr. LaRose exercised 3,000 of these options on December 30, 1999.

(4)	Mr. Luminati exercised 2,500 of these options on January 27, 2000.

Indebtedness of Management

In connection with the relocation of the Company's corporate headquarters from Shelton, Connecticut to Jacksonville, Florida, the Company made loans to Messrs. Crowe, Gerkens, and LaRose, in 1997, and to Messrs. Luminati and Harvey in 1998, in the amounts of $200,000, $100,000, $80,000, $80,000, and $40,000 respectively to assist them in their individual relocation to the Jacksonville area. Each loan bears interest at a rate of 7.5% and is repayable annually over a five-year period. On each anniversary date of such loan, the principal and interest amounts then due will be forgiven provided the executive is still employed by the Company. In 1998, the Company made loans to Messrs. Crowe, Gerkens and LaRose in the amounts of $925,000, $277,500, and $92,500, in connection with the exercise of options to purchase 50,000, 15,000 and 5,000 shares of the Company's Common Stock at $18.50 per share, respectively. In 1999, the Company made loans to Messrs. Gerkens, LaRose, Luminati, Martin, Harvey and Ms. Day in the amounts of $127,500, $76,500, $46,250, $92,500,
$9,250 and $46,250, in connection with the exercise of options to purchase 5,000, 3,000, 2,500, 5,000, 500 and 2,500 shares of the Company's Common stock at $25.50, $25.50, $18.50, $18.50, $18.50 and $18.50 per share, respectively.
In 2000, the Company made loans to Messrs. Luminati, Martin, Harvey and Ms. Day in the amounts of $63,750, $63,750, $38,250, and $38,250, in connection with the exercise of options to purchase 2,500, 2,500, 1,500 and 1,500 shares of the Company's Common Stock at $25.50 per share, respectively. Each loan bears interest at an annual rate of 7%. Interest on the loans will be forgiven annually provided the executive is still employed by the Company. Principal is repayable in a single lump sum on the fifth anniversary of the loan. Also during 1999, the Company made loans to Messrs. Crowe, Gerkens, LaRose and Martin in the amounts of $242,833, $71,249, $28,323 and $26,915 to assist them with the income tax liability incurred as a result of the exercise of stock options. The loans bear interest at 7%. Interest on the loans will be forgiven annually if the executives are still employed by the Company. Principal is repayable in a single lump sum on the fifth anniversary of the loan, or sooner under certain circumstances.

Key Executive Employment Protection Agreements

On January 23, 1998, the Board approved the execution of the Key Executive Employment Protection Agreements for Messrs. Crowe, Gerkens, LaRose, Luminati and Hertwig and six other executives of the Company. Each agreement provides certain severance benefits to Messrs. Crowe, Gerkens, LaRose, Luminati, Hertwig, and such six other executives in the event of a change of control of the Company (as defined in the agreements). Each agreement provides, generally, that if a covered executive's employment is terminated by the Company without "cause" (as defined in the agreements) or by the executive for good reason (as so defined), in either such case, in connection with or within the two year period following the change in control or if a covered executive terminates his employment for any reason six months following the change in control, such executive will be entitled to severance benefits consisting of a cash amount equal to three times for Mr. Crowe, two times for Mr. Gerkens and one time for Messrs. LaRose, Luminati and Hertwig and the six other executives of the sum of (A) the executive's annual base salary;
and (B) the amount that would have been payable to the executive as a target bonus for the year in which the change of control occurs. Each agreement also provides for continuation of medical benefits and for certain tax gross-ups to be made to a covered executive in the event payments to the executive are subject to the excise tax on "parachute payments" imposed under Section 4999 of the Internal Revenue Code of 1986.

                        REPORT OF THE COMPENSATION COMMITTEE
                             ON EXECUTIVE COMPENSATION

Overall Policy

The Company's executive compensation philosophy is designed to attract and retain the best possible executive talent and to motivate these executives to develop and implement the Company's business strategy. These objectives are to be attained by tying a significant portion of each executive's compensation to the Company's success in meeting specified corporate performance goals and, through the grant of stock options, to appreciation in the Company's stock price. Additionally, the Company also recognizes individual contributions as well as overall business results.

The executive compensation program is reviewed annually by the Compensation Committee. Periodically, at the Compensation Committee's sole discretion, an independent review of the executive compensation program may be performed by outside consultants.

The Compensation Committee is responsible for decisions regarding executive compensation, including a determination of the compensation awarded to those individuals whose compensation is detailed in this proxy statement, subject to review by the Board. The key elements of the Company's executive compensation consist of base salary, annual bonus and stock options. The Compensation Committee's policies with respect to each of these elements, including the basis for the compensation awarded to Mr. Crowe, the Company's chief executive officer, are discussed below.

Base Salaries

Base salaries for newly hired executive officers are initially determined by evaluating the responsibilities of the position held and the experience of the individual. Salary adjustments are determined by evaluating the performance of the Company and of each executive officer, and also take into account new responsibilities. In the case of executive officers with responsibility for an operating subsidiary, the financial results of such operating subsidiary are also considered.

Effective January 1, 2000, Mr. Crowe's salary was increased 20% from $350,000 to $420,000. In determining Mr. Crowe's salary, the Compensation Committee took into account the Company's overall performance.

Annual Bonus

The Company's executive officers were eligible to receive an annual bonus under the Company's 1999 Incentive Compensation Plan (the "1999 ICP"). The 1999 ICP provided for bonus payments to be made to eligible operating subsidiary employees upon the achievement of a consolidated earnings per share target and operating income targets of the individual operating subsidiary. Bonus payments with respect to eligible corporate employees under the 1999 ICP were dependent upon achievement of the consolidated earnings per share target. These performance criteria were established at the beginning of 1999 by the Compensation Committee.

In 1999, all executive officers, including the Named Executives, received bonuses pursuant to the 1999 ICP, of which a portion was paid to each of the Named Executives in Common Stock. The Compensation Committee, in awarding these bonus amounts, considered the overall Company's performance and the criteria established at the beginning of the year.

Stock Options

Under the Company's 1993 Stock Option Plan, stock options are granted to the Company's executive officers. The Compensation Committee determines the number of stock options to be granted pursuant to guidelines it develops based on an officer's job responsibilities and individual performance evaluation. Stock options are granted with an exercise price equal to the fair market value of the Common Stock on the date of grant and generally vest over five years. This approach is designed to encourage the creation of long-term shareholder value since no benefit can be realized from such options unless the stock price exceeds the exercise price.

As of March 6, 2000, Mr. Crowe owned 170,176 shares of the Company's Common Stock and holds options to purchase an additional 98,800 shares. The Compensation Committee believes that significant equity interests in the Company held by the Company's management helps to align the interests of shareholders and management and maximize shareholder returns over the long term.

Policy as to Section 162(m) of the Code

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally denies a publicly traded company a federal income tax deduction for compensation in excess of $1 million paid to certain of its executive officers unless the amount of such excess is payable based solely upon the attainment of objective performance criteria. The Company has undertaken to qualify substantial components of the incentive compensation it makes available to its executive officers for the performance exception to nondeductibility.
Stock option grants under the Company's 1993 Employee Stock Option Plan currently meet these requirements. In 1995, the Company received shareholder approval for the Management Incentive Compensation Plan so that annual awards payable thereunder would qualify for the performance exception under Section 162(m). The Compensation Committee believes that tax deductibility of compensation is an important factor, but not the sole factor, to be considered in setting executive compensation policy. Accordingly, the Compensation Committee generally intends to take such reasonable steps as are required to avoid the loss of a tax deduction due to Section 162(m) but reserves the right to pay amounts which are not deductible in appropriate circumstances.

Conclusion

Through the programs described above, a very significant portion of the Company's executive compensation is linked directly to significant thresholds of corporate performance and stock price appreciation. The Company's 1999 results achieved far exceeded the target criteria established in the 1999 ICP. As such, bonuses were paid under the 1999 ICP. The Committee will continue to review all executive compensation and benefit matters presented to it and will act based upon the best information available to it and in the best interests of the Company, its shareholders and employees.

                                 Compensation Committee of the Board


                                 David G. Bannister
                                 William S. Elston
                                 Merritt J. Mott

                           PERFORMANCE COMPARISON

The following graph illustrates the return that would have been realized (assuming reinvestment of dividends) by an investor who invested $100 in each of the Company's Common Stock, the Standard & Poor's 500 Stock Index and the Dow Jones Transportation Stock Index for the period commencing December 30, 1994 through December 25, 1999.

STOCK                      Daily Stock Price History
51509810                   Landstar Sys Inc
00000117                   Standard & Poors 500 Stocks
00000111                   Dow Jones 20 Transports

TS13                       Close Price (D) - Def Adj
TS1                        Date of Data - Daily

                -----------Value of  $100 Investment------------

                                                           Dow Jones
                   Landstar             S&P 500     DJ 20 Transports
                   --------             -------     ----------------
12/30/1994           100.00              100.00              100.00
03/31/1995            96.18              109.02              112.42
06/30/1995            78.63              118.61              120.18
09/30/1995            73.66              127.25              134.31
12/31/1995            81.68              134.11              136.15
03/31/1996            76.34              140 55              147.91
06/30/1996            88.55              146 02              149.95
09/30/1996            81.68              149 65              142.89
12/31/1996            70.99              161.39              155.03
03/31/1997            72.52              164.25              162.08
06/30/1997            85.88              192.73              186.50
09/30/1997            81.68              206.26              218.53
12/31/1997            80.53              211.30              223.81
03/31/1998            98.47              239.89              245.84
06/30/1998           106.68              246.88              238.85
09/30/1998            86.07              221.44              181.77
12/31/1998           124.43              267.65              216.44
03/31/1999           101.15              280.09              226.73
06/30/1999           110.21              298.89              233.97
09/30/1999           106.11              279.29              199.94
12/24/1999           116.79              317.53              198.46


                SECURITY OWNERSHIP BY MANAGEMENT AND OTHERS

The following table sets forth certain information concerning the beneficial ownership of the Company's Common Stock as of March 6, 2000 by (i) each person who is known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each Director, nominee for election as a Director and Named Executive of the Company, and (iii) all Directors and current executive officers as a group.

                                                                  Amount and
                                                                  Nature of           Ownership
                                                                  Beneficial          Percent of
Name of Beneficial Owner                   Position(s)            Ownership           Class (1)
------------------------                   -----------            ----------          ----------
(i)
Capital Guardian Trust Company and
  The Capital Group Companies, Inc. (2)(3)                           632,600              6.9%

Wedge Capital Management (2)(4)                                      625,200              6.8%

Kestrel Investment Management Corporation (2)(5)                     497,500              5.4%

(ii)
David G. Bannister (6)                      Director                  29,960               *

Ronald W. Drucker (7)                       Director Nominee          29,000               *

Merritt J. Mott (8)                         Director                  18,000               *

John B. Bowron                              Director                     500               *

William S. Elston (9)                       Director                   4,300               *

Diana M. Murphy (10)                        Director                   4,300               *

Jeffrey C. Crowe (11)                       Director and             212,596              2.3%
                                            Chairman, President and
                                            Chief Executive Officer

Henry H. Gerkens (12)                       Director Nominee and      79,800               *
                                            Executive Vice President and
                                            Chief Financial Officer

James R. Hertwig  (13)                      Executive Vice President  14,720               *
                                            and President of Landstar Logistics

Robert C. LaRose (14)                       Vice President, Finance   60,000               *
                                            and Treasurer

Robert C. Luminati (15)                     Vice President and        30,172               *
                                            Chief Information Officer
(iii)
All Directors and current executive officers                         582,188              6.2%
as a group (18 persons) (16)(17)

----------------------
*Less than 1%
                                       21

(1) The percentages are based upon 9,183,233 shares, which equal the outstanding shares of the Company as of March 6, 2000. With respect to the calculation of the percentages for beneficial owners who hold options exercisable within 60 days of March 6, 2000, the number of shares of Common Stock on which the percentage is based also includes the number of shares underlying such options.

(2) In accordance with the rules of the Securities and Exchange Commission, the information set forth is based on the most recent Schedule 13G (and amendments thereto) filed by this entity.

(3) Capital Guardian Trust Company and Capital Group International, Inc.
filed their Schedule 13G on February 12, 1997, and amended their Schedule 13G on November 7, 1997, on February 10, 1998, on February 8, 1999, on July 9,
1999 and again on February 10, 2000.  Capital Group International, Inc. is
the parent holding company of a group of investment management companies that hold investment power and, in some cases, voting power over shares of the Company. The investment management companies, which include a "bank" as defined in Section 3(a)6 of the Securities Exchange Act of 1934 (the "Act")
and several investment advisers registered under Section 203 of the Investment Advisers Act of 1940, provide investment advisory and management services for their respective clients which include registered investment companies and institutional accounts. Capital Group International Inc., does not have any investment power or voting power over any of the 632,600 shares of Common Stock reported herein (representing 6.9% of Common Stock outstanding); however, Capital Group International, Inc. may be deemed to "beneficially own" such securities by virtue of Rule 13d-3 under the Act. Capital Guardian Trust Company ("Capital Guardian"), a bank as defined in Section 3(a)6 of the Act and a wholly-owned subsidiary of Capital Group International, Inc., is the beneficial owner of 579,300 of such shares, or 6.3% of the Common Stock outstanding, as a result of its serving as the investment manager of various institutional accounts. Capital Guardian has sole dispositive power over such
579,300 shares with sole voting power over 390,800 of such shares.   The
remaining 53,300 shares reported as beneficially owned by Capital Group International, Inc. are beneficially owned by other subsidiaries of Capital Group International, Inc., none of which by itself owns 5% or more of the Common Stock outstanding. The business address of each of the foregoing is 11100 Santa Monica Boulevard, Los Angeles, California 90025-3302.

(4) According to the Schedule 13G filed by Wedge Capital Management L.L.P. ("Wedge") on January 12, 2000, Wedge is an Investment Adviser registered under
Section 203 of the Investment Advisers Act of 1940 and is deemed to be the beneficial owner of 625,200 shares of Common Stock, representing 6.8% of the Common Stock outstanding. Wedge has sole voting and dispositive power with respect to all such beneficially owned shares. The business address of Wedge is 2920 One First Union Center, 301 South College Street, Charlotte, North Carolina 28202-6002.

(5) According to the Schedule 13G filed February 14, 2000, Kestrel Investment Management Corporation ("Kestrel") is the beneficial owner of 497,500 shares of Common Stock pursuant to various agreements whereby it acts as investment advisor; and sole voting power is vested in 396,600 of such shares of Common Stock. The beneficially owned shares represent 5.4% of the Common Stock outstanding. David J. Steirman and Abbott J. Keller are deemed to be the beneficial owners of such shares since they are the sole shareholders of Kestrel. The business address of Kestrel is 411 Borel Avenue, Suite 403, San Mateo, California 94402.
                                       22

(6) Includes 24,000 shares that may be acquired upon the exercise of options.

(7) Includes 5,000 shares held in trust for which Mr. Drucker has shared voting and investment power with SunTrust Bank - Trust Department of SunTrust Bank-North Florida, N.A. and 24,000 shares that may be acquired upon the exercise of options.

(8) Includes 100 shares held in trust for Mr. Mott's son; 100 shares held in trust for Mr. Mott's daughter; and 16,000 shares that may be acquired upon the exercise of options.

(9) Includes 4,000 shares that may be acquired upon the exercise of options.

(10) Includes 4,000 shares that may be acquired upon the exercise of options.

(11) Includes 42,420 shares that may be acquired upon the exercise of options.

(12) Includes 19,800 shares that may be acquired upon the exercise of options.

(13) Includes 13,420 shares that may be acquired upon the exercise of options.

(14) Includes 11,000 shares that may be acquired upon the exercise of options.

(15) Includes 6,100 shares that may be acquired upon the exercise of options.

(16) Represents amount of shares deemed to be beneficially owned either directly or indirectly by all Directors and current executive officers as a group.

(17) Includes 212,160 shares that may be acquired upon the exercise of options.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and Directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Officers, Directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on review of the copies of such forms furnished to the Company, or written representations that no Form 5 was required, the Company believes that during the year ended December 25, 1999, all Section 16(a) filing requirements which are applicable to its officers, Directors and greater than ten-percent beneficial owners were accomplished except the following.

During 1999, G. Thomas Beam, President of Landstar Ligon, Inc., purchased approximately $4,480 worth of the Company's Common Stock through the Company's 401(k) Plan and Mr. Beam's Form 5 was filed on March 9, 2000.


                RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The firm of KPMG LLP served as independent auditors for the Company for the fiscal year ended December 25, 1999. Pursuant to the recommendation of the Audit Committee, the Board has appointed that firm to continue in that capacity for fiscal year 2000, and recommends that a resolution be presented to shareholders at the 2000 Annual Meeting to ratify that appointment. A representative of KPMG LLP will be present at the 2000 Annual Meeting and will have an opportunity to make a statement and respond to appropriate questions from shareholders.

                   THE BOARD RECOMMENDS A VOTE FOR THIS PROPOSAL



                                PROPOSAL TO APPROVE AMENDMENT
                                 TO THE LANDSTAR SYSTEM, INC.
                              1994 DIRECTORS STOCK OPTION PLAN


The Board of Directors (the "Board") of Landstar System, Inc. (the "Company") has adopted, subject to shareholder approval, an amendment (the "Amendment") to the Landstar System, Inc. 1994 Directors Stock Option Plan (the "Option Plan") in order to increase the maximum number of shares of Common Stock of the Company, par value $.01 per share (the "Common Stock") subject to options that may be outstanding at any time under the Option Plan from 120,000 to 210,000. The Board believes that an increase in performance-related incentives will further attract, retain and motivate the best qualified directors and further enhance the long-term mutuality of interest between the Company's shareholders and the directors of the Company. The Amendment does not otherwise modify any of the material terms of the Option Plan. The material terms are summarized below.

Subject to shareholder approval of the Amendment, the maximum number of shares of Common Stock subject to options that may be outstanding at any time under the Option Plan is 210,000. The shares may be unissued shares or treasury shares. If there is a stock split, stock, dividend, recapitalization, or other relevant change affecting the Company's shares of Common Stock, appropriate adjustments will be made by the Board in the number of shares that may be issued in the future and in the number of shares and price under all outstanding options granted before the event. If shares subject to an option are not issued, those shares will again be available for inclusion in future option grants. Payment of cash in lieu of shares subject to an option will not be considered to be the issuance of a corresponding number of shares of Common Stock. The options granted under the Directors Plan are not intended to qualify as "incentive stock options" under the Internal Revenue Code of 1986, as amended.

The Directors Plan is administered by the Board. Each person who is a director of the Company, and who is not an officer or employee of the Company or any of its subsidiaries is eligible to participate in the Directors Plan (an "Eligible Director"). Each of these provisions is described more fully below and in the full text of the Plan set forth in Appendix A and in the amendment to the Plan set forth in Appendix B.

Option Grants

Initial Awards.   Each person who was an Eligible Director on November 30, 1994 received an award of options with respect to 12,000 shares of Common Stock on such date (an "Initial Award"). On December 9, 1998 the Board of Directors reduced the number of shares issuable from 12,000 shares to 9,000 shares of common stock. The following directors have received options pursuant to the plan: William S. Elston, 12,000 shares on May 21, 1998, Merritt J. Mott,
12,000 shares on May 21, 1998, Diana M. Murphy, 12,000 shares on May 21, 1998, and David G. Bannister, 9,000 shares on May 20, 1999. Each other person who becomes an Eligible Director as a result of his (i) election to complete the unexpired portion of another Director's term or (ii) election, as a result of the expansion of the size of the Board, to serve a term of less than three years (each, a "Limited Term") shall receive options, on the date such Eligible Director becomes a Director, to purchase the largest number of whole shares of Common Stock equal to the product of (x)3,000 shares times (y) a fraction, the numerator of which is the number of days in such Limited Term and the denominator of which is 365.

Exercise Price. All options granted under the Directors Plan will have an exercise price per share equal to the Fair Market Value (as defined in the Directors Plan) of a share of Common Stock on the date of grant.

Exercisability.

An Initial Award made to an Eligible Director will become exercisable on a cumulative basis in three equal annual installments commencing on the first anniversary of the date of grant, subject to acceleration of exercisability in certain circumstances as indicated below. Notwithstanding the foregoing, an Initial Award made to an Eligible Director serving a Limited Term will generally become exercisable (i) with respect to Limited Terms of more than one year in duration, as to options covering 3,000 shares of Common Stock on each anniversary of the date of grant, with any remaining options to become exercisable on the last day of such Limited Term or (ii) with respect to Limited Terms of less than one year in duration, the total number of options subject to the Initial Award will become exercisable on the last day of such Limited Term.

Each Term Award granted under the Directors Plan will become exercisable on a cumulative basis in three equal installments commencing on the first anniversary of the date of grant, subject to acceleration of exercisability in certain circumstances as indicated below.

Option Term

If not previously exercised, each Option will expire upon the tenth anniversary of the date of the grant thereof or, upon the earliest termination of the Eligible Director's status as a Director of the Company (or, if applicable, on the day following the last day on which such option is exercisable as described below under "Termination of Director Status").

Termination of Director Status

Termination due to Death or Disability. In the event an Eligible Director ceases to serve as a member of the Board due to death or disability, any option granted to such Eligible Director which is then outstanding (whether or not exercisable prior to the date of termination) may be exercised by the Eligible Director or his designated beneficiary or estate, within one year following the Eligible Director's termination of service or prior to the expiration date of the term of the Option, whichever period is shorter.

Termination for Any Other Reason. If an Eligible Director ceases to serve as a member of the Board for any other reason, (resignation, failure to stand for re-election or failure to be re-elected), any option granted to such Eligible Director may be exercised, to the extent it was exercisable at such date of termination, within thirty days following the Eligible Director's termination of service or prior to the expiration date of the term of the option, whichever period is shorter.

Change in Control Provisions

In the event of a "Change in Control" (as defined in the Directors Plan), all options will become immediately exercisable.

Federal Income Tax Aspects

The following is a brief summary of the federal income tax consequence of awards made under the Directors Plan based upon the federal income tax laws in effect on the date hereof. This summary is not intended to be exhaustive, and does not describe state, local or foreign tax consequences.

No income is realized by the Director at the time a non-qualified stock option is granted. Generally upon exercise of a non-qualified stock option, the Director will realize ordinary income in an amount equal to the difference between the price paid for the shares and the fair market value of the shares on the date of exercise. The Company will be entitled to a tax deduction in the same amount. Any appreciation (or depreciation) after the date of exercise will be either short-term or long-term capital gain or loss, depending upon the length of time that the Director has held the shares.

Other Information

The Board may terminate or suspend the Directors Plan at any time but such termination shall not affect any options then outstanding under the Directors Plan. Unless terminated by action of the Board, the Directors Plan will continue in effect until November 11, 2004, but awards granted prior to such date will continue in effect until they expire in accordance with their terms. The Board may also amend the Directors Plan as it deems advisable which it did when it reduced the number of shares awardable from 12,000 to 9,000. The Board presently intends to submit all material amendments to the Directors Plan to the shareholders for their approval to the extent required by Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended.

The following table illustrates the awards that were made under the Directors Plan in 1998 and 1999. It is expected that options covering an aggregate of 9,000 shares will be awarded in 2000. Executive Officers and non-executive employees of the Company are not eligible to participate in the Directors Plan.

                               PLAN BENEFITS
                      1994 Directors Stock Option Plan

        Name and Position             Number of Shares Subject to Options

        1998
        ---------------------------
        William S. Elston                    12,000
        Merritt J. Mott                      12,000
        Diana M. Murphy                      12,000

        1999
        ---------------------------
        David G. Bannister                    9,000

Approval

Approval of the proposal to the Amendment to the Directors Plan requires the affirmative vote of a majority of all shares of Common Stock present in person or represented by proxy and entitled to vote at the 2000 Annual Meeting. Abstention from voting on the proposal will have the same effect as voting against the proposal. Broker non-votes will have no effect on the outcome.

THE BOARD RECOMMENDS A VOTE FOR THIS PROPOSAL

                                PROPOSAL TO AMEND COMPANY'S
                         CERTIFICATE OF INCORPORATION TO INCREASE
                    AUTHORIZED SHARES OF COMMON STOCK AND PREFERRED STOCK

The Board of Directors recommends that the Company's Certificate of Incorporation be amended so as to increase the authorized number of shares of Common Stock, par value $.01 per share, from 20,000,000 to 50,000,000 and the number of shares of Preferred Stock, par value $.01 per share (the "Preferred Stock"), from 2,000,000 to 5,000,000. The main text of the amendment would read as follows:

"The aggregate number of shares of all classes of stock which the Company shall have authority to issue is 55,000,000 of which 50,000,000 shall be common stock of the par value of $0.01 per share and 5,000,000 shall be Preferred Stock of the par value of $1.00 per share."

                           *             *            *

The total number of shares of all classes of stock which the Company presently has authority to issue is Twenty Two Million (22,000,000) shares, divided into
(a) Twenty Million (20,000,000) shares of Common Stock, and (b) Two Million (2,000,000) shares of Preferred Stock.

As of the close of business on December 25, 1999, of the 20,000,000 shares of Common Stock presently authorized by the Certificate of Incorporation, 9,154,933 shares were issued and outstanding, 3,909,041 were treasury shares, and 1,042,700 shares were reserved for issuance under the Company's stock option plans. As of the close of business on December 25, 1999, none of the Company's authorized shares of Preferred Stock was issued or outstanding, but 2,000,000 of the Company's authorized shares of Preferred Stock were reserved for issuance pursuant to the Company's Shareholder Rights Agreement. Thus, as of the close of business on December 25, 1999, there were authorized and unissued and unreserved only 5,893,326 shares of Common Stock and 2,000,000 shares of Preferred Stock. Adoption of this proposal would increase the number of authorized, unissued and unreserved shares of Common Stock by 30,000,000 and the number of such Preferred Shares by 3,000,000.

The Board of Directors has concluded that there is not presently a sufficient number of shares of Common Stock to give the Company the ability to react quickly to today's competitive, fast-changing environment. The additional shares of Common Stock would provide the Company the necessary flexibility for actions that the Company might wish to take relating to possible financing programs, stock splits, stock dividends, acquisitions, mergers, employee plans and other corporate purposes without the expense and delay of a special stockholders' meeting to increase the authorized capital. No further action or authorization by the Company's stockholders would be necessary prior to issuance of the additional shares except as may be required by applicable law and rules of any stock exchange on which the Company's securities may be listed.

The additional shares for which authorization is sought would be identical with the shares of Common Stock now authorized and outstanding and the additional shares of Preferred Stock for which authorization is sought would be identical with the shares of Preferred Stock now authorized.

<PAGE<

The proposed increase in the number of authorized shares of Common Stock is not intended to impede a change of control of the Company. Further, the Company is not aware of any current efforts to acquire control of the Company. It should be noted, however, that the additional shares could be issued in connection with defending the Company against a hostile takeover bid. The issuance of additional shares of Common Stock could have the effect of diluting earnings and the book value of outstanding shares of Common Stock, could be used to dilute the stock ownership of a person or entity seeking to obtain control of the Company, or could result in a private placement with purchasers who might side with the Board of Directors if they chose to oppose a specific change of control.

The Company is presently subject to certain provisions of its Certificate of Incorporation and By-Laws that could under certain circumstances be construed to have the effect of discouraging attempts, or making it more difficult to gain control of the Company. The Certificate of Incorporation of the Company authorizes the Board of Directors to issue one or more series of Preferred Stock up to a maximum of the 2,000,000 shares presently available and to fix the numbers, designations, rights, preferences, privileges and limitations of such series. The issuance of such series could have effects similar to those described in the preceding paragraph. The Company's By-Laws limit the ability to call a special meeting of stockholders and to nominate Directors or propose other proper business for consideration by stockholders at an annual meeting, other than by inclusion in the Company's Proxy Statement and form of proxy. These By-Laws could have the effect of impeding a holder of the Company's shares from waging a proxy contest for control of the Company.

Change of control provisions in the Company's incentive plans and in certain individual employment agreements could have the effect of increasing the cost of any attempt to gain control of the Company.

The affirmative vote of holders of a majority of the outstanding shares of Common Stock is required for approval of this proposal. Consequently, any shares not voted (whether by abstention, broker non-vote or otherwise) will have the same effect as votes against the proposed amendment to the Company's Certificate. If the amendment is approved by the stockholders, it will become effective upon the filing of a Certificate of Amendment in accordance with the General Corporation Law of Delaware.


THE BOARD RECOMMENDS A VOTE FOR THIS PROPOSAL

                                     SHAREHOLDER PROPOSALS

In accordance with regulations issued by the SEC, shareholder proposals intended for presentation at the 2001 Annual Meeting of Shareholders must be received by the Secretary of the Company no later than November 20, 2000, if such proposals are to be considered for inclusion in the Company's Proxy Statement. In accordance with the Company's Bylaws, shareholder proposals intended for presentation at the 2001 Annual Meeting of Shareholders that are not intended to be considered for inclusion in the Company's Proxy Statement must be received by the Secretary of the Company not later than 35 days prior to the 2001 Annual Meeting of Shareholders. Proposals should be mailed via certified mail and addressed to Michael L. Harvey, Secretary, Landstar System, Inc., 13410 Sutton Park Drive South, Jacksonville, Florida 32224.

                                       OTHER MATTERS

Management knows of no matters that are to be presented for action at the meeting other than those set forth above. If any other matters properly come before the meeting, the persons named in the enclosed form of proxy will vote the shares represented by proxies in accordance with their best judgment on such matters.

Proxies will be solicited by mail and may also be solicited in person or by telephone by some regular employees of the Company. All expenses in connection with the preparation of proxy material and the solicitation of proxies will be borne by the Company.

PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY

                                          By Order of the Board of Directors

                                          MICHAEL L. HARVEY
                                          Vice President,
                                          General Counsel,
                                          and Secretary

13410 Sutton Park Drive South
Jacksonville, FL   32224

THE COMPANY WILL FURNISH, WITHOUT CHARGE, TO ANY SHAREHOLDER OF THE COMPANY WHO SO REQUESTS, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 25, 1999, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. ANY SUCH REQUEST SHOULD BE DIRECTED TO LANDSTAR SYSTEM, INC., ATTENTION: HENRY
H. GERKENS, INVESTOR RELATIONS, 13410 SUTTON PARK DRIVE SOUTH, JACKSONVILLE, FLORIDA 32224.

                                     APPENDIX A
                       LANDSTAR SYSTEM, INC.
                   1994 DIRECTORS STOCK OPTION PLAN
1. Purposes

The purposes of this Landstar System, Inc. 1994 Directors Stock Option Plan (the "Plan") are to enable the Company to attract, retain and motivate the best qualified directors and to enhance a long-term mutuality of interest between the directors and stockholders of the Company by granting them options to purchase the Company's stock.

2. Definitions

Unless the context requires otherwise, the following words as used in the Plan shall have the meanings ascribed to each below, it being understood that masculine, feminine and neuter pronouns are used interchangeably, and that each comprehends the others.

  (a) "Award" shall mean any Option awarded under the Plan.

  (b) "Board" shall mean the Board of Directors of the Company.

  (c) "Change in Control" means the occurrence, of any of the following events:

   (i) any "person," including a "group" (as such terms are used in Sections 13(d) and 14(d)(2) of the Act), but excluding the Company, any of its Subsidiaries, any employee benefit plan of the Company or any of its subsidiaries is or becomes the "beneficial owner" (as defined in Rule
13(d)(3) under the Act), directly or indirectly, of securities of the Company representing the greater of 35% or more of the combined voting power of the Company's then outstanding securities, provided that a Change in Control shall not occur pursuant to a transaction which is approved by the Board but is not approved by the stockholders of the Company (unless the transaction is one described in (iii) below); or

   (ii) the stockholders of the Company shall approve a definitive agreement
(a) for the merger or other business combination of the Company with or into another corporation, a majority of the directors of which were not directors of the Company immediately prior to the merger and in which the stockholders of the Company immediately prior to the effective date of such merger directly or indirectly own less than 50% of the voting power in such corporation or (b) for the sale or other disposition of all or substantially all of the assets of the Company; or

   (iii) the purchase of Common Stock pursuant to any tender or exchange offer made by any "person," including a "group" (as such terms are used in Sections 13(d) and 14(d)(2) of the Act), other than the Company, any of its subsidiaries, an employee benefit plan of the Company or any of its subsidiaries for 35% or more of the Common Stock of the Company.

  (d) "Code" shall mean the Internal Revenue Code of 1986, as amended.

  (e) "Company" shall mean Landstar System, Inc., a Delaware corporation, and any successor thereto.

  (f) "Common Stock" shall mean the common stock of the Company, par value $.01, any common stock into which such common stock may be changed, and any common stock resulting from any reclassification of such common stock.

  (g) "Eligible Director" shall mean a director of the Company who is not an officer or employee of the Company or any of its subsidiaries.

  (h) "Fair Market Value" means, on any date, the average of the bid and asked for price of a Share as reported on the National Association of Dealers Automated Quotation/National Market System ("NASDAQ/NMS") (or on such other recognized market or quotation system on which the trading prices of the Share are traded or quoted at the relevant time) on such date. In the event that there are no Share transactions reported on NASDAQ/NMS(or such other system) on such date, Fair Market Value shall mean the closing price on the immediately preceding date on which Share transactions were so reported.

   (i) "Initial Award" shall mean an Option to purchase 12,000 Shares (or such lesser number as determined pursuant to Section 6(a)) with an exercise price per Share equal to the Fair Market Value of a Share on the date of grant.

  (j) "Option" shall mean the right to purchase Shares at a stated price for a specified period of time. For purposes of the Plan, the Options are nonstatutory stock options not intended to qualify under Section 422 of the Code.

  (k) "Share" shall mean a share of Common Stock.

  (l) "Term Award" shall mean an Option to purchase 12,000 Shares, with an exercise price per Share equal to the Fair Market Value of a Share on the date of grant.


3. Effective Date

Subject to Section 11(b) hereof, the effective date of the Plan shall be November 11, 1994.

4. Administration

  (a) Powers of the Board.  This Plan shall be administered by the Board.
The Board may delegate its powers and functions hereunder to a duly appointed committee of the Board. The Board shall have full authority to interpret this Plan; to establish, amend and rescind rules for carrying out this Plan; to administer this Plan; to incorporate in any option agreement such terms and conditions, not inconsistent with this Plan, as it deems appropriate; to construe the respective option agreements and this Plan; and to make all other determinations and to take such steps in connection with this Plan as the Board, in its discretion, deems necessary or desirable for administering this Plan.

  (b) Disinterested Status. Notwithstanding the foregoing, neither the Board, any committee thereof nor any person designated pursuant to (c) below may take any action which would cause any Eligible Director to cease to be a "disinterested person" for purposes of Rule 16b-3 promulgated under the

Securities Exchange Act of 1934, as amended, as then in effect or any successor provisions ("Rule 16b-3"), with regard to this Plan or any other stock option or other equity plan of the Company. In particular, neither the Board nor any committee thereof shall have any discretion as to

   (i) the selection of Eligible Directors as eligible to receive awards pursuant to the Plan; or

  (ii) the number of Shares subject to Options awarded pursuant to Section 6.

  (c) Delegation. The Board may designate the Secretary of the Company, other officers or employees of the Company or competent professional advisors to assist the Board in the administration of this Plan, and may grant authority to such persons to execute agreements or other documents on its behalf.

  (d) Agents and Indemnification. The Board may employ such legal counsel, consultants and agents as it may deem desirable for the administration of this Plan, and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent.
No member or former member of the Board or any committee thereof or any person designated pursuant to paragraph (c) above shall be liable for any action or determination made in good faith with respect to this Plan. To the maximum extent permitted by applicable law and the Company's Certificate of Incorporation and By-Laws, each member or former member of the Board or any committee thereof or any person designated pursuant to (c) above shall be indemnified and held harmless by the Company against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with this Plan, unless arising out of such person's own fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification the person may have as a director, officer or employee or under the Certificate of Incorporation of the Company or the By-Laws of the Company. Expenses incurred by the Board in the engagement of any such counsel, consultant or agent shall be paid by the Company.

5. Shares; Adjustment Upon Certain Events

  (a) Shares Available. Shares to be issued under this Plan shall be made available, at the discretion of the Board, either from authorized but unissued Shares or from issued Shares reacquired by the Company. The aggregate number of Shares that may be issued under this Plan shall not exceed 120,000 Shares, except as provided in this Section. Shares subject to any Option granted hereunder which expires or is terminated or cancelled prior to exercise will be available for future grants under the Plan.

  (b) No Limit on Corporate Action. The existence of this Plan and Shares granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting Common Stock, the dissolution or liquidation of the Company or any sale or transfer of all or part of its assets or business, or any other corporate act or proceeding.

(c) Adjustments Upon Certain Events. In the event of any Share dividend or Share split, recapitalization (including, without limitation, the payment of an extraordinary dividend), merger, consolidation, combination, spin-off, distribution of assets to stockholders, exchange of shares, or other similar corporate change, the aggregate number of Shares available for Options under
Section 5(a) or subject to outstanding Options and the respective prices applicable to outstanding Options shall be appropriately adjusted.

  (d) No Adjustment If Value Received. Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to the number of Shares subject to Options to be awarded to an Eligible Director pursuant to Section 6.

6. Option Awards

  (a) Initial Awards.  Each person who is an Eligible Director on November
30, 1994 shall receive an Initial Award on such date. During the term of the Plan, each other person who becomes an Eligible Director as a result of his (i) election to complete the unexpired portion of another director's term or (ii) election, as a result of the expansion of the size of the Board, to serve a term of less than three years (each, a "Limited Term") shall receive Options, on the date such Eligible Director becomes a director, to purchase the largest number of whole shares of Common Stock to equal to the product of (x) 4,000 shares times (y) a fraction, the numerator of which is the number of days in such Limited Term and the denominator of which is 365.

  (b) Term Awards. Commencing in 1996, on the first business day after each annual meeting of stockholders of the Company occurring during the term of the Plan, each Eligible Director who was elected or reelected as a Director at such annual meeting (other than for a Limited Term) shall receive a Term Award.

  (c) Option Agreement. Options shall be evidenced by a written option agreement embodying the terms of this Section 6.

  (d) Option Term. If not previously exercised each Option shall expire upon the tenth (10th) anniversary of the date of the grant thereof or, upon the earlier termination of the Eligible Director's status as a director of the Company (or, if applicable, on the day following the last day on which such Option is exercisable under Section 7 below).

  (e) Exercisability.

   (i) Subject to Section 11(b) hereof, an Initial Award made to an Eligible Director shall become exercisable on a cumulative basis in three equal annual installments commencing on the first anniversary of the date of grant, subject to the acceleration provisions of Section 7 hereof. Notwithstanding the foregoing and subject to the acceleration provisions of Section 7 hereof, an Initial Award made to an Eligible Director serving a Limited Term as provided for in Section 6(a) above shall become exercisable (i) with respect to Limited Terms of more than one year in duration, as to Options covering 4000 shares of

Common Stock on each anniversary of the date of grant, with any remaining Options to become exercisable on the last day of such Limited Term or (ii) with respect to Limited Terms of less than one year in duration, the total number of Options subject to the Initial Award shall become exercisable on the last day of such Limited Term.

   (ii) Subject to Section 11(b) hereof, each Term Award granted under this Plan shall be become exercisable on a cumulative basis in three equal installments commencing on the first anniversary of the date of grant, subject to the acceleration provisions of Section 7 hereof.

  (f) Procedure for Exercise. An Eligible Director electing to exercise one or more Options shall give written notice to the Secretary of the Company of such election and of the number of Shares he has elected to purchase. Shares purchased pursuant to the exercise of Options shall be paid for at the time of exercise in cash or by delivery to the Company of unencumbered Shares owned by the Participant for at least six (6) months (or such longer period as is required by applicable accounting standards to avoid a charge to earnings) or a combination thereof. Upon receipt of payment the Company shall deliver to the Eligible Director as soon as practicable a certificate or certificates for the Shares then purchased.

7. Termination of Director Status

  (a) Termination due to Death or Disability. In the event an Eligible Director ceases to serve as a member of the Board due to death or disability, any Option granted to such Eligible Director which is then outstanding (whether or not exercisable prior to the date of termination) may be exercised by the Eligible Director or his designated beneficiary, and if none is named, in accordance with Section 14(c) hereof, within one (1) year following the Eligible Director's termination of service or prior to the expiration date of the term of the Option, whichever period is shorter.

  (b) Termination for Any Other Reason. If an Eligible Director ceases to serve as a member of the Board for any other reason, (resignation, failure to stand for reelection or failure to be reelected), any Option granted to such Eligible Director may be exercised, to the extent it was exercisable at such date of termination, within thirty (30) days following the Eligible Director's termination of service or prior to the expiration date of the term of the Option, whichever period is shorter.

8. Change in Control.

In the event of a Change in Control, each Option granted to an Eligible Director shall become fully vested.

9. Nontransferability of Awards

No Award shall be transferable by the Eligible Director otherwise than by will or under the applicable laws of descent and distribution, unless such transfer shall be acceptable under Rule 16b-3 and is approved by the Board or its authorized delegate. In addition, no Award shall be assigned, negotiated, pledged or hypothecated in any way (whether by operation of law or otherwise) and no Award shall be subject to execution, attachment or similar process.

Upon any attempt to transfer, assign, negotiate, pledge or hypothecate any Award, or in the event of any levy upon any Award by reason of any attachment or similar process, in either case contrary to the provisions hereof, such Award shall immediately become null and void.

10. Rights as a Stockholder

An Eligible Director (or a permitted transferee of an Option) shall have no rights as a stockholder with respect to any Shares covered by his Option until he shall have become the holder of record of such Share(s), and no adjustments shall be made for dividends in cash or other property or distribution or other rights in respect to any such Shares, except as otherwise specifically provided for in this Plan.

11. Determinations

Each determination, interpretation or other action made or taken pursuant to the provisions of this Plan by the Board shall be final and binding for all purposes and upon all persons, including, without limitation, the Company, the directors, officers and other employees of the Company, the Eligible Director and their respective heirs, executors, administrators, personal representatives and other successors in interest.

12. Termination, Amendment and Modification

  (a) Termination and Amendment. This Plan shall terminate at the close of business on November 11, 2004, unless sooner terminated pursuant to paragraph
(b) below or by action of the stockholders of the Company, and no Awards shall be granted under this Plan thereafter. The Board at any time or from time to time may amend this Plan to effect (i) amendments necessary or desirable in order that this Plan and the Awards shall conform to all applicable laws and regulations and (ii) any other amendments deemed appropriate. Notwithstanding the foregoing, (i) to the extent mandated by Rule 16b-3, the provisions of the Plan relating to the award of Shares may not be amended more than once every six months other than to comport with changes in the Code and the rules thereunder and (ii) the Board may not effect any amendment that would require the approval of the stockholders of the Company under Rule 16b-3 or the listing requirements of NASDAQ/NMS (if applicable to the Company at the time such amendment is adopted or will be effective) unless such approval is obtained.

  (b) Failure to Obtain Initial Shareholder Approval. Notwithstanding anything else in this Plan to the contrary, the Plan and any Awards granted thereunder are subject to approval by the holders of the Common Stock at the 1995 Annual Meeting of Stockholders of the Company and shall terminate and be rendered void and without effect if such approval is not received.

  (c) No Effect on Existing Rights. Except as provided in paragraph (b) above or as otherwise required by law, no termination, amendment or modification of this Plan may, without the consent of an Eligible Director or the permitted transferee of an Award, alter or impair the rights and obligations arising under any then outstanding Award.

13. Non-Exclusivity

Neither the adoption of this Plan by the Board nor the submission of this Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other compensatory arrangements as it may deem desirable, including, without limitation, payments of cash amounts related to the tax liabilities arising directly or indirectly from the issuance of Shares in respect of an Eligible Director hereunder.

14. General Provisions

  (a) No Right to Serve as a Director. This Plan shall not impose any obligations on the Company to retain any Eligible Director as a director nor shall it impose any obligation on the part of any Eligible Director to remain as a director of the Company, provided that each Eligible Director by accepting each Award shall represent to the Company that it is his good faith intention to continue to serve as a director of the Company until the next annual meeting of stockholders and that he agrees to do so unless a change in circumstances arises.

 (b) No Right to Particular Assets. Nothing contained in this Plan and no action taken pursuant to this Plan shall create or be construed to create a trust of any kind or any fiduciary relationship between the Company and any Eligible Director, the executor, administrator or other personal representative or designated beneficiary of such Eligible Director, or any other persons.
Any reserves that may be established by the Company in connection with this Plan shall continue to be part of the general funds of the Company, and no individual or entity other than the Company shall have any interest in such funds until paid to an Eligible Director. To the extent that any Eligible Director or his executor, administrator, or other personal representative, as the case may be, acquires a right to receive any payment from the Company pursuant to this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company.

  (c) Beneficiary Designation. Each Eligible Director under the Plan may from time to time name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid or by whom any right under the Plan is to be exercised in case of his death. Each designation will revoke all prior designations by the same Eligible Director, shall be in a form prescribed by the Company, and will be effective only when filed by the Eligible Director in writing with the Company during his lifetime. In the absence of any such designation, benefits remaining unpaid at the Eligible Director's death shall be paid to or exercised by the Eligible Director's surviving spouse, if any, or otherwise to or by his estate.

  (d) Listing of Shares and Related Matters. If at any time the Board shall determine in its discretion that the listing, registration or qualification of the Shares covered by this Plan upon any national securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the delivery of Shares under this Plan, no Shares will be delivered unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Board.

  (e) Notices. Each Eligible Director shall be responsible for furnishing the Board with the current and proper address for the mailing of notices and delivery of agreements and Shares. Any notices required or permitted to be given shall be deemed given if directed to the person to whom addressed at such address and mailed by regular United States mail, first-class and prepaid. If any item mailed to such address is returned as undeliverable to the addressee, mailing will be suspended until the Eligible Director furnishes the proper address.

  (f) Severability of Provisions. If any provision of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and this Plan shall be construed and enforced as if such provision had not been included.

  (g) Incapacity. Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receipting therefor shall be deemed paid when paid to such person's guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Board, the Company and other parties with respect thereto.

  (h) Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of this Plan, and shall not be employed in the construction of this Plan.

   (i) Controlling. This Plan shall be construed and enforced according to the laws of the State of Delaware.

                         APPENDIX B
                     FIRST AMENDMENT TO
                 THE LANDSTAR SYSTEM, INC.
             1994 DIRECTORS STOCK OPTION PLAN

WHEREAS, LANDSTAR SYSTEM, INC. (the "Company") adopted the 1994 Directors Stock Option Plan (the "Plan"); and

WHEREAS, pursuant to Section 12 of the Plan, the Board of Directors retained the right to amend the Plan;

  NOW, THEREFORE, the Plan is amended as follows:

1. Section 2(1) of the Plan is deleted in its entirety and a new Section 2(1) added to read as follows:

"Term Award" shall mean an Option to purchase 9,000 Shares, with an exercise price per Share equal to the Fair Market Value of a Share on the date of grant.

2. This First Amendment to the Plan shall be effective as of May 19, 1999.

IN WITNESS WHEREOF, the Company has caused this First Amendment to be executed by its duly authorized officer on the 24 day of March, 1999.

                                         LANDSTAR SYSTEM, INC.

                                         Michael L. Harvey, Secretary

March 24, 2000

To the Shareholders of Landstar System, Inc.:

You are cordially invited to attend the Annual Meeting of Shareholders of Landstar System, Inc. on Tuesday, May 16, 2000, at 10:00 a.m., local time, at the Ponte Vedra Inn, Ponte Vedra Beach, Florida, 32082. A notice of the meeting, a proxy card, the 1999 Annual Report and a proxy statement containing information about the matters to be acted upon are enclosed. It is important that your shares be represented at the meeting. Accordingly, we urge you to sign and date the enclosed proxy card and promptly return it in the enclosed pre-addressed, postage-paid envelope even if you are planning to attend the meeting.

We look forward to the Annual Meeting of Shareholders, and we hope you will attend the meeting or be represented by proxy.

                                          LOGO

                                          Jeffrey C. Crowe
                                          Chairman of the Board,
                                          President and
                                          Chief Executive Officer

                             LANDSTAR SYSTEM, INC.
              13410 SUTTON PARK DRIVE SOUTH, JACKSONVILLE, FL 32224

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

     The undersigned hereby appoints Robert C. LaRose and Michael L. Harvey, jointly and severally, as Proxies, each with the power to appoint his substitute, and hereby authorizes each or both of them to represent and to vote, as designated on the reverse side, all the shares of Common Stock of Landstar System, Inc. held of record by the undersigned on March 20, 2000, at the Annual Meeting of Shareholders to be held on May 16, 2000 or any adjournment thereof. None of the matters to be acted upon, each of which has been proposed by Landstar System, Inc. (the "Company"), is related to or conditioned on the approval of other matters.

                 **CONTINUED AND TO BE SIGNED ON REVERSE SIDE**

- --------------------------------------------------------------
                    FOLD AND DETACH HERE

This proxy when properly executed will be voted in accordance with the specifications made herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR Proposals 1 through 4.

1. ELECTION OF DIRECTORS

(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name below)

FOR all nominees listed to the right         RONALD W. DRUCKER
(except as marked to the contrary)  /  /     HENRY H. GERKENS

WITHHOLD AUTHORITY to vote for all
nominees listed to the right  /  /


2. RATIFICATION OF THE APPOINTMENT OF KPMG LLP as independent auditors of the Company for fiscal year 2000.

FOR  /  /      AGAINST  /  /       ABSTAIN  /  /


3. PROPOSAL TO APPROVE AMENDMENT TO THE LANDSTAR SYSTEM, INC. 1994 DIRECTORS STOCK OPTION PLAN.

FOR  /  /      AGAINST  /  /       ABSTAIN  /  /

4. PROPOSAL TO AMEND COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE AUTHORIZED SHARES OF COMMON STOCK AND PREFERRED STOCK.

 FOR  /  /      AGAINST  /  /       ABSTAIN  /  /

5. In their discretion, each of the Proxies is authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.


Please sign exactly as your name appears below. When shares are held by joint tenants, both should sign. When signed as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

DATED:___________________________

_________________________________
Signature

_________________________________
Signature if held jointly


**PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE**

- --------------------------------------------------------------
                     FOLD AND DETACH HERE